Exhibit (a)(1)(D)

FORM OF ELIGIBLE OPTION INFORMATION SHEET

Name:	[Participant Name	]	Steps to properly complete this Eligible Option Information Sheet

Step 1: Check the box for the Eligible Option grant you want to exchange.

Step 2: Sign the appropriate election where indicated.

Step 3: Return along with your Election Form to Cara McGrath no later than 9:00 p.m., U.S. Pacific Time, on Friday July 22, 2011.

If you elect to participate in the Exchange Offer, this sheet must be properly completed, signed and submitted with your Election Form no later than 9:00 p.m., U.S. Pacific Time, on Friday July 22, 2011. If this sheet is not properly completed, signed and submitted with your Election Form, your Election Form will be rejected.

Option Grant Date	Option Exercise Price (in US Dollars)	Shares Eligible for Exchange (as of June 24, 2011)	Number of Shares underlying New Option that May Be Granted [1]	CHECK THE BOX BELOW IF YOU WANT TO EXCHANGE THE GRANT

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TO INDICATE YOUR ELECTION, SIGN ON THE APPROPRIATE SIGNATURE LINE BELOW. Signature

I elect to exchange ALL of my Eligible Options

I elect to exchange ONLY the Eligible Options checked in the boxes above

Each option you elect to tender for exchange must be tendered in whole. If you would like to review all of the options granted to you by Orexigen Therapeutics, Inc., please contact Steve Moglia, our Controller, at 3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA 92037 or by calling (858) 875-8692 or sending an email to smoglia@orexigen.com.

[1]	Each New Option will be completely unvested at the time of grant and will become vested on the basis of an Eligible Optionholder’s continued service with us. New Options granted to employees shall vest over four years, with the shares vesting in equal monthly installments over 48 months. If you exchange an Eligible Option for a New Option and your service with us terminates for any reason before the New Option is vested in full, then you will forfeit that portion of any New Option received that remains unvested at the time your service with us terminates. Certain New Options may be subject to acceleration of vesting and exercisability in certain merger or change-in-control transactions under the terms of the 2007 Plan or other agreements providing for vesting acceleration in certain circumstances.